UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2020

ROYAL CARIBBEAN CRUISES LTD.
(Exact Name of Registrant as Specified in Charter)

Republic of Liberia
(State or Other Jurisdiction of Incorporation)

1-11884	98-0081645
(Commission File Number)	(IRS Employer Identification No.)

1050 Caribbean Way, Miami, Florida	33132
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 305-539-6000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RCL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Credit Facility Amendments

On May 7, 2020, Royal Caribbean Cruises Ltd. (the “Company,” “our” and “we”) amended our $1.55 billion unsecured revolving credit facility due 2022 with Nordea Bank ABP, New York Branch, as administrative agent (the “Nordea Revolver”), our $1.925 billion unsecured revolving credit facility due 2024 with The Bank of Nova Scotia, as administrative agent (the “BNS Revolver”), and our $1.0 billion unsecured three-year term loan agreement with Bank of America, N.A., as administrative agent (the “Term Loan” and together with the Nordea Revolver and the BNS Revolver, the “Credit Facilities”).

These amendments waive the quarterly-tested fixed charge coverage and net debt to capitalization covenants in each Credit Facility through and including the first quarter of 2021 and impose a new monthly-tested liquidity covenant for the duration of the waiver period. Pursuant to these amendments, we have also agreed that we will not pay cash dividends or effectuate share repurchases during the wavier period unless we are in compliance with the fixed charge coverage covenant as of the end of the most recently completed quarter.

In addition, certain subsidiaries (none of which directly own a vessel) will be required to guarantee each Credit Facility in the event that, prior to April 5, 2022, we refinance our $2.35 billion senior secured facility (the “Secured Term Loan”) with senior indebtedness, the Secured Term Loan is amended to allow the issuance of these guarantees, or certain of our subsidiaries incur or guarantee debt (“Designated Debt”). Guarantees issued in favor of our Credit Facility lenders as a result of our incurrence of Designated Debt will be subordinated to the obligations of our subsidiaries under the Designated Debt. Any guarantees which are issued shall remain in effect until the Secured Term Loan (or any replacement facility using the same collateral) and any Designated Debt is paid off in full (such date of payment in full, the “Release Date”). Prior to the Release Date, we have agreed that the subsidiary guarantors and their respective subsidiaries will be restricted from incurring additional debt, and we and our subsidiaries will be restricted from disposing of and creating liens on certain assets, in each case, subject to certain exceptions.

Certain of the lenders participating in the amended Credit Facilities, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendments is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, copies of which are filed herewith as Exhibit 10.1, 10.2 and 10.3 and incorporated herein by reference.

Hermes Debt Holiday Amendments

On May 6, 2020, we amended the export-credit backed loan facility incurred to finance Ovation of the Seas, in order to incorporate the benefits of a 12-month debt holiday initiative being offered by Euler Hermes Aktiengesellschaft (“Hermes”), the official export credit agency of Germany, to the cruise industry (the “Hermes Debt Holiday”). As we have previously disclosed, the intention of this initiative is to provide interim debt service and financial covenant relief during the current global health crisis to cruise-line borrowers with respect to their Hermes-guaranteed financings.

Under the terms of the amendment, the lenders have made available to us a new tranche of the loan (the “Hermes Deferred Tranche”), the proceeds of which will be used to repay any principal amortization payments due on the facility between the effective date of the amendment and April 30, 2021 (the “Hermes Deferral Period”). The Hermes Deferred Tranche will be repayable in seven equal semi-annual installments between October 2021 and October 2024. Interest on the Hermes Deferred Tranche will accrue at the same floating rate that applies to the existing loan (LIBOR plus 1.00% per annum). Interest is payable during the Hermes Deferral Period.

The lenders have also agreed that, from the period commencing April 1, 2020 and ending March 31, 2021, a breach of the financial covenants will not trigger a mandatory prepayment under the facility.

In the event we take certain actions while the Hermes Deferred Tranche is outstanding, we will be required to prepay the outstanding balance of the Hermes Deferred Tranche. These actions include the payment of dividends, the repurchase of stock, and the issuance of debt or equity other than for liquidity. These restrictions are subject to customary carveouts such as, in the case of new debt, debt incurred to finance new ships.

Certain of the lenders participating in the amended facility, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendment is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, a copy of which is filed herewith as Exhibit 10.4 and incorporated herein by reference.

BpiFAE Debt Holiday Amendments

On May 6, 2020, we amended the EUR denominated export-credit backed loan facility incurred to finance the Harmony of the Seas in order to incorporate the benefits of a 12-month debt holiday initiative being offered by BpiFrance Assurance Export (“BpiFAE”), the official export credit agency of France, to the cruise industry (the “Bpi Debt Holiday” and together with the Hermes Debt Holiday, the “Debt Holidays”).

Under the terms of the amendment, the lenders have made available to us a new tranche of the loan (the “Bpi Deferred Tranche”), the proceeds of which will be used to repay any principal amortization payments due on the facility between April 1, 2020 and March 31, 2021 (the “Bpi Deferral Period”). The Bpi Deferred Tranche will be repayable in eight equal semi-annual installments between May 2021 and November 2024. Interest on the Bpi Deferred Tranche will accrue at the same floating rate that applies to the existing loan (EURIBOR plus 1.15% per annum). Interest is payable during the Bpi Deferral Period.

The lenders have also agreed that, during the Bpi Deferral Period, a breach of the financial covenants will not trigger a mandatory prepayment under the facility.

In the event we take certain actions while the Bpi Deferred Tranche is outstanding, we will be required to prepay the outstanding balance of the Bpi Deferred Tranche. These actions include the payment of dividends, the repurchase of stock, and the issuance of debt or equity other than for liquidity. These restrictions are subject to customary carveouts such as, in the case of new debt, debt incurred to finance new ships.

Certain of the lenders participating in the amended facility, and affiliates of those parties, provide banking, investment banking and other financial services to us from time to time for which they have received, and will in the future receive, customary fees.

The foregoing description of the provisions of the amendment is summary in nature and is qualified in its entirety by reference to the full and complete terms of the amendments, a copy of which is filed herewith as Exhibit 10.5 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01	Other Events.

In addition to the amendments to the Ovation and EUR denominated Harmony facilities referred to above, on May 5, 2020, we also amended the export-credit backed USD loan facility incurred to finance Harmony of the Seas in order to incorporate the benefits of the Bpi Debt Holiday and the credit agreement for the financing of Odyssey of the Seas to incorporate the financial covenant waivers under the Hermes Debt Holiday. Across the amendments to the Harmony and Ovation facilities described above, these Debt Holiday amendments will generate approximately $150 million of incremental liquidity through April 2021.

With the amendments set forth above, we have completed the amendments to our BpiFAE-backed and Hermes-backed facilities to incorporate the debt amortization holiday.

Quarterly Report on Form 10-Q Filing Update

On March 25, 2020, the U.S. Securities and Exchange Commission issued an order under Section 36 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and certain rules thereunder (Release No. 34-88465) (the “Order”), which allows a registrant to delay the filing of certain reports under the Exchange Act by up to 45 days after the original due date of such report if a registrant is unable to meet the filing deadline due to circumstances related to the COVID-19 pandemic.

The Company will be relying on the Order to delay the filing of its Quarterly Report on Form 10-Q for the quarter ended March 31, 2020 (the “Form 10-Q”), due May 11, 2020, by up to 45 days due to circumstances related to the COVID-19 pandemic. COVID-19 has resulted in unprecedented operational challenges for the cruise industry generally, as well as the Company, leading to substantial disruptions to the Company’s business and operations. In particular, the COVID-19 pandemic has resulted in the Company announcing a voluntary suspension of its global cruise operations from March 13 through June 11, 2020, interfering with the Company’s normal operations. In addition, voluntary and mandatory measures implemented by the Company to reduce the spread of the virus have limited access to many of the areas where the Company operates, including its corporate offices and facilities, resulting in limited support from staff. These restrictions have, in turn, impacted the Company’s ability to complete its internal quarterly review, including an evaluation of the various impacts of COVID-19 on the Company’s financial statements and to prepare and complete the Form 10-Q in a timely manner.

Notwithstanding the foregoing, the Company expects to file the Form 10-Q by May 31, 2020, which is less than 45 days after the original filing deadline of the Form 10-Q.

Risk Factor Update

In light of the COVID-19 pandemic, the Company is supplementing its risk factors previously disclosed in Item 1A of its Annual Report on Form 10-K for the fiscal year ended December 31, 2019 with the following risk factor:

The global COVID-19 pandemic has had, and will continue to have, a material adverse impact on our business and results of operations. The global spread of COVID-19 and the unprecedented responses by governments and other authorities to control and contain the spread has caused significant disruptions, created new risks, and exacerbated existing risks to our business.

We have been, and will continue to be, negatively impacted by the COVID-19 pandemic, including as a result of actions taken in response to the outbreak. Examples of these include, but are not limited to, travel bans and cruising advisories and the resulting temporary suspension of our operations, which is expected to continue until at least June 11, 2020, restrictions on the movement and gathering of people, social distancing measures, shelter-in-place/stay-at-home orders, and disruptions to businesses in our supply chain. In addition to the imposed restrictions affecting our business, the extent, duration, and magnitude of the COVID-19 pandemic’s effect on the economy and consumer demand for cruising and travel is still rapidly fluctuating and difficult to predict. As such, these impacts may persist for an extended period of time or even become more pronounced, even after we are permitted to and/or begin to resume operations.

The COVID-19 pandemic also has elevated risks affecting significant parts of our business:

•	Operations: Due to the global public health circumstances, we have decided to extend the suspension of sailings of our global fleet through at least June 11, 2020 and Alaska sailings at least until July 31, 2020. It is uncertain as to whether we will need to suspend additional sailings and to what extent. The suspension of sailings and the expected reduction in demand for future cruising once we resume sailing has led to a significant decline in our revenues and cash inflows, which has required us to take cost and capital expenditure containment actions. Consequently, we have reduced and furloughed our workforce, with approximately 23% of our US shoreside employee base being impacted and, except for the minimum safe manning shipboard crew required to operate the ships during the suspension of operations, our shipboard crew were notified that their contracts would end early and they would be notified about new assignments when operations resume in the future, which may delay our ability to rebuild our workforce in the case of improved conditions.

In addition, we have reduced our planned capital spending through 2021, which may negatively impact our execution of planned growth strategies, particularly as it relates to investments in our ships, technology, and our expansion of land-based developments. Furthermore, we have taken actions to monitor and mitigate changes in our supply chain, and port destination availability, which may strain relationships with our vendors and port partners. Due to the unprecedented and uncertain nature of the COVID-19 pandemic, it is difficult to predict the impact of further disruptions and their magnitude. The impact of further disruptions may depend on how they coincide with the timing of when we seek to resume sailing. In addition, we have never previously experienced a complete cessation of our cruising operations, and as a consequence, our ability to predict the impact of such a cessation on our brands and future prospects is limited and such impact is uncertain.

•	Results of Operations: Our decision to suspend sailings of our global fleet through June 11, 2020 and the resulting trip cancellations have materially impacted the results of our operations. We have incurred and will continue to incur significant costs associated with cancellations as we accommodate passengers with refunds and future cruise credits; as well as assisting our crew with their return home, food, housing, and medical needs. In addition, although cruise operations are currently suspended, we have incurred and will likely continue to incur significant overhead costs associated with layup of our fleet and enhanced COVID-19 related sanitation procedures. As we cannot control adverse media coverage and we cannot predict exactly when we will resume sailing operations, we are experiencing and may continue to experience weak demand for cruising for an undeterminable length of time and we cannot predict when we will return to pre-outbreak demand or fare pricing or if we will return to such levels in the foreseeable future. In turn, these negative impacts to our financial performance have resulted and may continue to result in impairments of our long-lived and intangible assets. For the three months ended March 31, 2020, we are finalizing certain impairment charges preliminarily estimated to be between $1.0 to $1.3 billion related to the impairment of goodwill attributable to our Silversea Cruises reporting unit and several of our vessels. Additionally, future profitability will be impacted by increased debt service costs as a result of our liquidity actions, including our 364-day senior secured term loan and certain payments made in connection with the amendments to our existing indebtedness described herein.

•	Liquidity: The suspension of our sailings and the reduction in demand for future cruising has adversely impacted our liquidity as we have experienced a significant increase in refunds of customer deposits while cash inflows from new or existing bookings on future sailings has reduced sharply. As a result, we have taken actions to increase our liquidity through a combination of capital and operating expense reductions and financing activities. For instance, we borrowed an aggregate principal amount of $2.2 billion on March 23, 2020 and an additional $150 million on May 4, 2020 pursuant to a 364-day senior secured term loan which we intend to refinance with a portion of the proceeds of this offering. On March 27, 2020, we drew down all the remaining capacity of our revolving credit facilities for a total of $3.475 billion outstanding. On March 31, 2020, Moody’s downgraded us from Baa2 to Baa3, and on April 2, 2020 S&P Global downgraded us from BBB- to BB and our ability to incur secured indebtedness will be reduced if we cease to be rated investment grade by Moody’s and our access to capital and the cost of any debt financing will be further negatively impacted. Also, in April and May 2020, we obtained interim debt service and financial covenant holidays under certain of our export-credit backed loan facilities to generate a cumulative $820 million of incremental liquidity through April 2021. Our ability to raise additional financing, whether or not secured, could be limited if our credit rating is further downgraded, and/or if we fail to comply with applicable covenants governing our outstanding indebtedness, and/or if overall financial market conditions worsen. Additionally, due to the complexity of the pandemic’s impact to the economy and uncertainty of its duration, we cannot guarantee that assumptions used to project our liquidity needs will be correct, which may result in the need for additional financing and/or may result in the inability to satisfy covenants required by our current credit facilities. Our audited consolidated financial statements for the year ended December 31, 2019 include an emphasis of matter paragraph regarding substantial risk as to our ability to continue as a going concern. If we raise additional funds through equity or debt issuances, our shareholders could experience dilution of their ownership interest, and these securities could have rights, preferences, and privileges that are superior to that of holders of our ordinary shares. If we raise additional funds by issuing debt, we may be subject to limitations on our operations due to restrictive covenants, which may be more restrictive than the covenants in our existing debt agreements, and we may be required to further encumber our assets. If adequate funds are not available on acceptable terms, or at all, we may be unable to fund our operations, or respond to competitive pressures, any of which could negatively affect our business. There is no guarantee that financing will be available in the future or that such financing will be available with similar terms or terms that are commercially acceptable to us. Further, if any government agrees to provide us with disaster relief assistance, or other assistance due to the impacts of the COVID-19 pandemic, and we determine it is beneficial to seek such government assistance, it may impose restrictions on executive compensation, share buybacks, dividends, prepayment of debt and other similar restrictions until the aid is repaid or redeemed in full, which could significantly limit our corporate activities and adversely impact our business and operations. We cannot assure you that any such disaster relief would be available to us.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this Current Report on Form 8-K relating to, among other things, our future performance estimates, forecasts and projections constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to: statements regarding revenues, costs and financial results for 2020 and beyond. Words such as “anticipate,” “believe,” “could,” “driving,” “estimate,” “expect,” “goal,” “intend,” “may,” “plan,” “project,” “seek,” “should,” “will,” “would,” “considering”, and similar expressions are intended to help identify forward-looking statements. Forward-looking statements reflect management’s current expectations, are based on judgments, are inherently uncertain and are subject to risks, uncertainties and other factors, which could cause our actual results, performance or achievements to differ materially from the future results, performance or achievements expressed or implied in those forward-looking statements. Examples of these risks, uncertainties and other factors include, but are not limited to the following: the impact of the economic and geopolitical environment on key aspects of our business, such as the demand for cruises, passenger spending, and operating costs; our ability to obtain sufficient financing, capital or revenues to satisfy liquidity needs, capital expenditures, debt repayments and other financing needs; the effectiveness of the actions we have taken to improve and address our liquidity needs; incidents or adverse publicity concerning our ships, port facilities, land destinations and/or passengers or the cruise vacation industry in general; concerns over safety, health and security of guests and crew; the impact of the global incidence and spread of COVID-19, which has led to the temporary suspension of our operations and has had and will continue to have a material negative impact on our operating results and liquidity, or other contagious illnesses on economic conditions and the travel industry in general and the financial position and operating results of our Company in particular, such as: the current and potential additional governmental and self-imposed travel restrictions, the current and potential extension of the suspension of cruises and new additional suspensions, guest cancellations, an inability to source our crew or our provisions and supplies from certain places, the incurrence of COVID-19 and other contagious diseases on our ships and an increase in concern about the risk of illness on our ships or when traveling to or from our ships, all of which reduces demand; unavailability of ports of call; growing anti-tourism sentiments and environmental concerns; changes in US foreign travel policy; the uncertainties of conducting business internationally and expanding into new markets and new ventures; our ability to recruit, develop and retain high quality personnel; changes in operating and financing costs; our indebtedness and restrictions in the agreements governing our indebtedness that limit our flexibility in operating our business, including the significant portion of assets that are collateral under these agreements; the impact of foreign currency exchange rates, interest rate and fuel price fluctuations; vacation industry competition and changes in industry capacity and overcapacity; the risks and costs associated with protecting our systems and maintaining integrity and security of our business information, as well as personal data of our guests, employees and others; the impact of new or changing legislation and regulations or governmental orders on our business; pending or threatened litigation, investigations and enforcement actions; the effects of weather, natural disasters and seasonality on our business; emergency ship repairs, including the related lost revenue; the impact of issues at shipyards, including ship delivery delays, ship cancellations or ship construction cost increases; shipyard unavailability; and the unavailability or cost of air service.

In addition, many of these risks and uncertainties, as well as those listed in our most recent Annual Report on Form 10-K, are currently heightened by and will continue to be heightened by, or in the future may be heightened by, the COVID-19 pandemic. It is not possible to predict or identify all such risks.

More information about factors that could affect our operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K, a copy of which may be obtained by visiting our Investor Relations website at www.rclinvestor.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this Current Report on Form 8-K, which are based on information available to us on the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - Amendment to the Amended and Restated Credit Agreement, dated as of May 7, 2020, among the Company, the various financial institutions party thereto and Nordea Bank ABP, New York Branch as administrative agent.

Exhibit 10.2 - Amendment to the Amended and Restated Credit Agreement, dated as of May 7, 2020, among the Company, the various financial institutions party thereto and The Bank of Nova Scotia as administrative agent.

Exhibit 10.3 - Amendment to Term Loan Agreement, dated as of May 7, 2020, among the Company, the various financial institutions party thereto and Bank of America, N.A. as administrative agent.

Exhibit 10.4 - Third Amendment Agreement to a Credit Agreement dated as of 27 November 2013 (as amended and restated from time to time) “Ovation of the Seas” – ex hull no S-699, dated May 6, 2020, between the Company, the lenders party thereto, KfW IPEX-Bank GmbH, as Hermes agent, facility agent, initial mandated lead arrangers and the mandated lead arrangers.

Exhibit 10.5 - Fourth Amendment and Restatement Agreement, relating to a credit agreement in respect of the financing of the acquisition of m.v. Harmony of the Seas (ex hull no. A34), dated May 6, 2020 between the Company, Société Genéralé as facility agent, BNP Baribas, HSBC France and Société Générale as Mandated Lead Arrangers and the banks and financial institutions listed therein as lenders.

Exhibit 104 - Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYAL CARIBBEAN CRUISES LTD.

Date: May 11, 2020	By:	/s/ Bradley H. Stein
	Name:	Bradley H. Stein
Senior Vice President, General Counsel & Secretary